1 May 2017 “Success is strengthening our Iconic Brands while driving higher ROIC through focused execution” Tempur Sealy International, Inc. (TPX)

2 Global Bedding Products Company Investment Merits Tempur Sealy is the premium market leader… • Strong brands across a complete portfolio of products • Global manufacturing foot print • Structural growth industry, with high ROIC and free cash flow • Industry is relatively concentrated in US and fragmented globally …in a growth industry Forward-Looking Statements: This investor presentation contains “forward-looking statements” within the meaning of federal securities laws. Please review carefully the cautionary statements and other information included in the appendix under “Forward looking Statements”. This presentation includes non-GAAP financial measures. Please refer to the footnotes and the explanations about such non-GAAP financial measures, including reconciliations to the corresponding GAAP financial measures, in the appendix at the end of this presentation. Footnotes: Please refer to the footnotes at the end of this presentation.

3 Bedding Industry Market Opportunity

4 Growing Global Mattress Industry $ in billions Non-US world consumption data is impacted by exchange rate fluctuations, please see footnote 6 for source.  US mattress sales growing at a 6% CAGR over last twenty years driven by consumer shift to higher priced mattresses  Non-US mattress sales grew 5% CAGR over the last decade, also driven by average price and units  Tempur Sealy is at the center of global trend toward higher quality, higher priced mattresses $2.1 $2.3 $2.6 $2.8 $3.0 $3.1 $3.3 $3.6 $4.1 $4.8 $5.2 $5.3 $4.8 $4.4 $4.6 $5.0 $5.5 $5.7 $6.2 $6.7 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 US Industry: Wholesale Mattresses(4) 6% CAGR $10.7 $12.5 $13.8 $13.2 $14.6 $16.5 $16.7 $17.4 $18.2 $17.1 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Non-US Industry: Wholesale Mattresses(5) 5% CAGR

5 Tempur Sealy Has Well Established Global Brands Tempur-Pedic • Nothing precisely adapts, supports and aligns like Tempur-Pedic for life-changing sleep Stearns & Foster • Finest beds made with exceptional materials and unparalleled craftsmanship Sealy • Featuring Posturepedic Technology providing support that’s right for you Percentage of Revenue(2) 50% 10% N/A 40%  Brands are complementary and fully cover the market  Tempur Sealy is the premium market leader COCOON by Sealy (bed in a box) • Your bed, your way

6 Complete Portfolio Of Products Sealy Conform Adjustable bases Cocoon by Sealy Pillows TEMPUR-Cloud Stearns & Foster TEMPUR-Flex Sealy Hybrid Innerspring Hybrid Tempur Material Other Specialty Sealy Response TEMPUR-Contour Stearns & Foster

7 New Products for 2017 The new Sealy featuring Posturepedic Technology™ provides targeted support where you need it most. Celebrating 25 years in sleep innovation with the limited-edition Tempur-Legacy mattress. Launching internationally, the new Tempur-Pedic Flagship line features improved aesthetic design that reflects the innovation inside.

8 Worldwide Direct Business Company Owned Stores Web Call Center

9 Global Manufacturing Foot Print  North American and International operating models support domestic demand and global growth  Driving for operational improvements on key metrics like product quality and on-time delivery

10 First Quarter Highlights  Excluding Mattress Firm, sales in North America grew over 13% in the first quarter  Direct Sales in North America Increased 130%, Driven by Web Sales Increase of 200% 1Q 2017 1Q 2016 %Change %Change Constant Currency(1) Net Sales $722.1 $721.0 0.2% 0.7% Net Income 33.9 39.6 -14.4% -9.6% EPS 0.62 0.63 -1.6% 3.2% Adjusted EPS(1)(7) 0.96 0.68 41.2% 45.6% EBITDA(1)(8) 86.8 102.0 -14.9% -12.2% Adjusted EBITDA(1)(8) 121.1 104.0 16.4% 19.1% Three Months Ended March 31 1Q 2017 Debt Leverage(7) 3.46x Capital Expenditures $13 M Depreciation & Amortization(1) $24.5 M* Tax Rate(1) 30.2% Share Count 54.6 M * Depreciation and Amortization excludes $8.4 million of net adjustments related to performance-based stock compensation (in millions, except percentages and per common share amounts)

11 2017 Plan and Near Term Priorities Adjusted EBITDA(6)(8): $400 - 450 million International Expansion Channel Expansion Growth Opportunities 2017 Financial Targets(6) and Assumptions Recapture Market Share in North America Expand Market Share Internationally Sealy Margin Expansion Successful New Product Launches Key Success Factors Capital Expenditures(6): Depreciation & Amortization(1)*: Tax Rate: Share Count: $60 – 70 million $105 million 31% 55 million New Products Operational Efficiencies * Depreciation and Amortization excludes $8.4 million of net adjustments related to performance-based stock compensation recognized in the first quarter of 2017 Note that the depreciation & amortization and tax rate amounts shown represent management's current estimates. In addition there may be other items that would be expected to impact GAAP net income in 2017 but would not impact adjusted EBITDA. Please refer to footnote 8.

12 Recapturing Revenues in North America What gives us confidence to recapture:  Premier portfolio of branded beds  Over 94% of Tempur-Pedic owners would recommend the product(9)  Sealy has one of the highest brand awareness of any US mattress brand(9)  Stearns & Foster had strong growth in 2016  Strong network of retail partners throughout North America  Innovative, high quality product offerings Key Recapture Methods: • Expand with current retailers, which represent 70% of our North America sales • Significantly increase dollar and rate of direct advertising • Innovative new product offerings to drive interest with retailers and consumers • Explore new channels Leading Brands Recapture Strategy Confidence for Recapture Mattress Firm represented 21% of our consolidated net sales in 2016, of which 60% was Tempur-Pedic product and 40% was Sealy products.

13 Tempur Sealy’s Variable Cost Structure(2)  Current plan is to maintain cost structure to support recapturing the majority of lost sales with the expectation of lower operating efficiencies in the short term  Tempur Sealy’s total cost structure is highly variable; approximately 75% in total  Tempur Sealy cost structure can be quickly aligned with sales [CELLRAN GE] ~[VALUE] [CELLRAN GE] ~[VALUE] Cost of Goods Sold [CELLRAN GE] ~[VALUE] [CELLRAN GE] ~[VALUE] Operating Expenses ~55% of total costs ~10% of total costs ~20% of total costs ~15% of total costs

14 Debt Structure

15 Thank you for your interest in Tempur Sealy International Improving the Sleep of More People Every Night, All Around the World For more information please email: investor.relations@tempursealy.com

16 Appendix

17 Forward-Looking Statements This investor presentation contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that are not historical information. When used in this presentation, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding adjusted EBITDA, capital expenditures, depreciation, and amortization, interest expense, tax rate and share count for 2017 and performance generally for 2017 and subsequent periods, expectations regarding the Company’s strategy to recapture market share in the U.S. including expected levels of advertising spending, and expectations regarding the Company’s target leverage ratio, share repurchase program and the capital allocation strategy and expectations regarding the ability to reduce costs in a reduced sales or recession scenario. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the termination of the Company's relationship with Mattress Firm; risks associated with the Company's capital structure and debt level; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company's reported earnings; consumer acceptance of the Company's products; industry competition; the efficiency and effectiveness of the Company's advertising campaigns and other marketing programs; the Company's ability to increase sales productivity within existing retail accounts and to further penetrate the Company's retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; changes in demand for the Company's products by significant retailer customers; the Company's ability to expand brand awareness, distribution and new products; the Company's ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company's operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or investigation proceedings and outstanding litigation; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of Directors. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this investor presentation, including the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2016. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Note Regarding Historical Financial Information: In this investor presentation we provide or refer to certain historical information for the Company. For a more detailed discussion of the Company’s financial performance, please refer to the Company’s SEC filings. Note Regarding Trademarks, Trade Names and Service Marks: TEMPUR, Tempur-Pedic, the Reclining Figure Design mark, TEMPUR-Cloud, TEMPUR-Choice, TEMPUR-Weightless, TEMPUR-Contour, TEMPUR-Rhapsody, TEMPUR-Flex, GrandBed, TEMPUR- Simplicity, TEMPUR-Ergo, TEMPUR-UP, TEMPUR-Neck, TEMPUR-Symphony, TEMPUR-Comfort, TEMPUR-Traditional, TEMPUR-Home, Sealy, Sealy Posturepedic, Stearns & Foster, COCOON by Sealy and Optimum are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries. All other trademarks, trade names and service marks in this presentation are the property of the respective owners. Limitations on Guidance. The guidance included herein is from the Company’s press release dated May 4, 2017 and related earnings call on May 4, 2017. The Company is neither reconfirming this guidance as of the date of this investor presentation nor assuming any obligation to update or revise such guidance. See Forward Looking Statements.

18 Footnotes 1. This is a non-GAAP financial measure. Please refer to “Use of Non-GAAP Financial Measures and Constant Currency Information” 2. Management estimates. 3. Based on the Company's results for fiscal 2015 or 2016, as applicable. For more information please refer to the Annual Report on Form 10-K for the year ended December 31, 2016 or the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017. 4. According to 2015 Mattress Industry Report of Sales & Trends provided by the International Sleep Products Association (“ISPA”). 5. CSIL World Mattress Report, 2015 (Top 40 Markets Mattress Consumption). 6. Based on the Company’s 2017 financial targets provided in the press release dated May 4, 2017 and the related earnings call on May 4, 2017. Please refer to “Forward-Looking Statements” and “Limitations on Guidance”. 7. Adjusted net income, adjusted EPS, leverage, and leverage ratio are non-GAAP financial measures. Please refer to the “Use of Non-GAAP Financial Measures and Constant Currency” beginning on slide 19 for more information regarding the definition of these non-GAAP financial measures, including the adjustments from the corresponding GAAP information. 8. EBITDA and adjusted EBITDA are a non-GAAP financial measures. Please refer to the "Use of Non-GAAP Financial Measures and Constant Currency Information" beginning on slide 19 for more information regarding the definitions of EBITDA and adjusted EBITDA, including the adjustments from the corresponding GAAP information. Amount shown for 2017 represents management estimates of adjusted EBITDA performance based on the Company’s guidance provided on May 4, 2017. Please refer to “Forward-Looking Statements” and “Limitations on Guidance”. The Company further noted that it is unable to reconcile this forward-looking non-GAAP financial measure to GAAP net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP net income in 2017 but would not impact adjusted EBITDA. These items that impact comparability may include restructuring activities, the impact of the recent termination of contracts with Mattress Firm, foreign currency exchange rates, income taxes, and other items. The unavailable information could have a significant impact on the Company's full year 2017 GAAP financial results. 9. Based on the Company’s own research with North American consumers. 10. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice. Repurchases may be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under federal securities laws. 11. Based on debt outstanding March 31st, 2017. For more information, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2016.

19 Use of Non-GAAP Financial Measures and Constant Currency Information In this investor presentation and certain of its press releases and SEC filings, the Company provides information regarding adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, and consolidated funded debt less qualified cash and leverage ratio which are not recognized terms under U.S. GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or an alternative to total debt. The Company believes these non-GAAP measures provide investors with performance measures that better reflect the Company's underlying operations and trends, including trends in changes in margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non-GAAP measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business, including costs associated with its 2013 acquisition of Sealy Corporation and its subsidiaries, the exclusion of other costs associated with the 2015 Annual Meeting (including executive management transition and retention compensation), legal settlements, costs associated with the completion of the new credit facility ("2016 Credit Agreement") and senior notes offering in the second quarter of 2016, the exclusion of charges associated with the Mattress Firm termination in the first quarter of 2017 and other costs. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company's underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company's business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and management incentive goals, and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP measures include that these measures do not present all of the amounts associated with our results as determined in accordance with GAAP and these non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information regarding the use of these non-GAAP financial measures, please refer to the Company’s SEC filings. Constant Currency Information In this presentation the Company refers to, and in other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a "constant currency basis," which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior corresponding period's currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance. EBITDA and Adjusted EBITDA A reconciliation of the Company's GAAP net income to EBITDA and adjusted EBITDA are provided on slide 20. Management believes that the use of EBITDA and adjusted EBITDA also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Leverage Consolidated funded debt less qualified cash to adjusted EBITDA, which the Company may refer to as leverage, is provided on slides 21 and is calculated by dividing consolidated funded debt less qualified cash, as defined by the Company’s senior secured credit facilities, by adjusted EBITDA. Although not relevant for purposes of assessing compliance with the Company's current financial covenants, the Company provides this as supplemental information to investors regarding the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage. Adjusted Net Income and Adjusted EPS A reconciliation of the Company's GAAP net income to adjusted net income and a calculation of adjusted EPS are provided on slides 22. Management believes that the use of adjusted net income and adjusted EPS also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period.

Adjusted EBITDA Reconciliation

(in millions)	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Trailing Twelve Months Ended March 31, 2017	Trailing Twelve Months Ended March 31, 2016
Net income	$ 33.9	$ 39.6	$ 196.4	$ 89.7
Interest expense	22.1	21.4	85.9	97.1
Loss on extinguishment of debt	-	-	47.2	-
Income taxes	14.6	17.3	84.1	132.4
Depreciation and amortization	16.2	23.7	82.0	95.8
EBITDA	86.8	102.0	495.6	415.0
Adjustments				
Customer termination charges (1)	34.3	-	34.3	-
Integration Costs (2)	-	1.0	1.0	18.1
Executive management transition (3)	-	1.0	-	11.7
German legal settlement (4)	-	-	-	17.6
Other income (5)	-	-	-	(9.5)
Restructuring costs (6)	-	-	7.8	11.9
Pension settlement (7)	-	-	-	1.3
2015 Annual Meeting Costs (8)	-	-	-	4.2
Redemption value adjustment on redeemable non-controlling interest, net of tax (9)	-	-	-	(1.0)
Adjusted EBITDA	$ 121.1	$ 104.0	$ 538.7	$ 469.3

Notes

(1) The Company recorded $25.9 million of net charges related to the termination of the relationship with Mattress Firm. Cost of sales included $11.5 million of charges related to the write-off of customer-unique inventory and product obligations. Operating expenses included $14.4 million of net charges, which included a write-off of $17.2 million for customer incentives and marketing assets, $5.8 million of employee-related costs and $0.7 million of professional fees. The Company recorded $9.3 million of benefit related to the change in estimate associated with performance-based stock compensation that is no longer probable of payout and $0.9 million of accelerated stock-based compensation expense. Adjusted EBITDA excludes $34.3 million of charges related to the termination of the relationship with Mattress Firm. This amount represents the $25.9 million of net charges and adds the net amortization impact of $8.4 million of stock-based compensation benefit. Payments received pursuant to the transition agreements with Mattress Firm are included in Other Income and not adjusted out of EBITDA.

(2) Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy acquisition.

(3) Executive management transition represents certain costs associated with the transition of certain of the Company's executive officers.

(4) German legal settlement represents the €15.5 million ($17.6 million) settlement the Company reached in 2015 with the German Foreign Cartel Office ("FCO") to fully resolve the FCO's antitrust investigation, and related legal fees.

(5) Other income includes income from a partial settlement of a legal dispute.

(6) Restructuring costs represents costs associated with headcount reduction and store closures.

(7) Pension settlement represents pension expense recorded in conjunction with a settlement offered to terminated, vested participants in a defined benefit pension plan.

(8) 2015 Annual Meeting costs represent additional costs related to the Company's 2015 Annual Meeting and related issues.

(9) Redemption value adjustment on redeemable non-controlling interest represents a $(1.0) million adjustment, net of tax, to adjust the carrying value of the redeemable non-controlling interest for the trailing twelve month period ended March 31, 2016 to its redemption value.

For additional information regarding the calculations above please refer to the Company's SEC filings.

20

TEMPUR + SEALY

Leverage Reconciliation

(in millions, except ratio)	1Q 15	1Q 16	1Q 17
Total debt[1]	$ 1,602.6	$ 1,496.2	$ 1,869.1
Plus: Letters of credit outstanding	17.3	18.8	22.9
Consolidated funded debt	1,619.9	1,515.0	1,892.0
Less: Domestic qualified cash[2]	15.7	6.3	11.5
Less: Foreign qualified cash[2]	17.6	18.5	18.6
Consoldiated funded debt less qualified cash	$ 1,586.6	$ 1,490.2	$ 1,861.9
Adjusted EBITDA[3]	$ 403.7	$ 469.3	$ 538.7
Leverage	**3.9x**	**3.2x**	**3.5x**

Notes

(1) Balance sheet amounts are as of the end of the referenced quarter.

(2) Qualified cash as defined in the senior secured credit facilities equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

(3) Represents adjusted EBITDA for the trailing twelve-month period ended with the referenced quarter. A reconciliation of GAAP net income to Adjusted EBITDA with respect to the twelve-month period ended with the referenced quarter is set forth below.

($ in millions)	1Q 15	1Q 16	1Q 17
GAAP net income	$ 104.9	$ 89.7	$ 196.4
Interest expense	90.1	97.1	85.9
Loss on extinguishment of debt	-	-	47.2
Income tax provision	63.7	132.4	84.1
Depreciation and amortization	87.5	95.8	82.0
EBITDA	$ 346.2	$ 415.0	$ 495.6
Adjustments	57.5	54.3	43.1
Adjusted EBITDA	$ 403.7	$ 469.3	$ 538.7

For additional information regarding the calculations above please refer to the Company's SEC filings.

21

TEMPUR + SEALY

22 Adjusted Net Income and Adjusted EPS (in millions, except per share amounts) March 31, 2017 March 31, 2016 GAAP net income 33.9 39.6 Customer termination charges, net (1) 25.9 - Integration costs (2) - 1.0 Executive management transition (3) - 3.0 Tax adjustments (4) (7.6) (1.3) Adjusted net income 52.2 42.3 Adjusted earnings per common share, diluted 0.96$ 0.68$ Diluted shares outstanding 54.6 62.6 (1) (2) (3) (4) Notes Three Months Ended For additional information regarding the calculations above please refer to the Company's SEC filings. The Company recorded $25.9 mill ion of net charges related to the termination of the relationship with Mattress Firm. Cost of sales included $11.5 mill ion of charges related to the write-off of customer-unique inventory and product obligations. Operating expenses included $14.4 mill ion of net charges, which included a write-off of $17.2 mill ion for customer incentives and marketing assets, $5.8 mill ion of employee- related costs and $0.7 mill ion of professional fees. These charges were offset by $9.3 mill ion of benefit related to the change in estimate associated with performance-based stock compensation that is no longer probable of payout following the Mattress Firm termination. Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facil ities, and other costs related to the continued alignment of the North America business segment related to the Sealy acquisition. Executive management transition represents certain costs associated with the transition of certain of the Company's executive officers. Tax adjustments represents adjustments associated with the aforementioned items and other discrete income tax events.